Exhibit 99.1
KIMBALL ELECTRONICS, INC. REPORTS RECORD THIRD QUARTER FISCAL YEAR 2018 RESULTS

•	Net sales quarterly record of $284 million, a 22% increase from the prior year third quarter

•	Quarterly records for Net Income of $10.8 million and Diluted EPS of $0.40, each up 33% year-over-year

•	Cash flow from operating activities of $9.5 million for the quarter
JASPER, IN (May 2, 2018) - Kimball Electronics, Inc. (Nasdaq: KE), a leading global electronic manufacturing services provider of high-quality, durable electronic products, today announced financial results for its third quarter ended March 31, 2018.

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
(Amounts in Thousands, except EPS)	2018	2017	2018	2017
Net Sales	$283,938	$232,930	$795,293	$689,646
Operating Income	$11,211	$9,539	$30,994	$34,602
Adjusted Operating Income (non-GAAP)*	$11,211	$9,539	$30,994	$30,597
Operating Income %	3.9%	4.1%	3.9%	5.0%
Adjusted Operating Income (non-GAAP) %	3.9%	4.1%	3.9%	4.4%
Net Income	$10,835	$8,117	$10,968	$26,051
Adjusted Net Income (non-GAAP)*	$10,705	$8,117	$27,418	$22,627
Diluted EPS	$0.40	$0.30	$0.41	$0.94
Adjusted Diluted EPS (non-GAAP)*	$0.40	$0.30	$1.01	$0.82
* A reconciliation of GAAP and non-GAAP financial measures is included below.
Donald D. Charron, Chairman and Chief Executive Officer, stated, “Very strong growth in our automotive and medical end market verticals helped us set a new quarterly sales record for the ninth consecutive quarter. We are now on a pace to significantly exceed our long-time stated goal of $1 billion in annual sales in fiscal year 2018.”
Mr. Charron continued, “We are pleased to have set new quarterly records for net income and diluted EPS in the third quarter of fiscal year 2018. The fourth quarter of fiscal year 2018 is a pivotal quarter for our margin expansion efforts as we continue to focus on yield and throughput improvements on recently launched new programs and further progress on the ramp-up in Romania to help us achieve our goal of 4.5% operating income.”

Third Quarter Fiscal Year 2018 Overview:

•
Consolidated net sales increased 22% compared to the third quarter of fiscal year 2017, which included a 7% favorable impact from foreign currency movements. This represents the ninth consecutive quarterly sales record.

•
The current year quarter results include non-operating income related to pre-tax net gains from foreign currency movements of $2.1 million. In the prior year third quarter, pre-tax net gains from foreign currency movements in non-operating income were less than $0.1 million.

•
Return on invested capital (“ROIC”) was 10.2% for the first nine months of fiscal year 2018, which compares to 10.7% for the same period of the prior year (see reconciliation of non-GAAP financial measures for ROIC calculation).

•	Operating activities provided cash flow of $9.5 million during the quarter, which compares to cash flow provided by operating activities of $8.7 million in the third quarter of fiscal year 2017.

•
Cash conversion days (“CCD”) for the quarter ended March 31, 2018 were 62 days, up slightly from 61 days in the same quarter last year. CCD is calculated as the sum of days sales outstanding plus production days supply on hand less accounts payable days.

•	Investments in capital expenditures were $7.2 million during the quarter.

•	Cash and cash equivalents were $44.2 million and borrowings outstanding on credit facilities were $16.3 million at March 31, 2018.

Net Sales by Vertical Market:

	Three Months Ended
	March 31,
(Amounts in Millions)	2018	2017	Percent Change
Automotive	$136.2	$94.3	44%
Medical	77.8	59.8	30%
Industrial	53.3	53.8	(1)%
Public Safety	14.3	20.6	(31)%
Other	2.3	4.4	(47)%
Total Net Sales	$283.9	$232.9	22%

Forward-Looking Statements
Certain statements contained within this release are considered forward-looking under the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties including, but not limited to, successful integration of acquisitions and new operations, global economic conditions, geopolitical environment, significant volume reductions from key contract customers, loss of key customers or suppliers, financial stability of key customers and suppliers, availability or cost of raw materials, and increased competitive pricing pressures reflecting excess industry capacities. Additional cautionary statements regarding other risk factors that could have an effect on the future performance of the Company are contained in its Annual Report on Form 10-K for the year ended June 30, 2017.
Non-GAAP Financial Measures
This press release contains non-GAAP financial measures. A non-GAAP financial measure is a numerical measure of a company’s financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with Generally Accepted Accounting Principles (“GAAP”) in the United States in the statement of income, statement of comprehensive income, balance sheet, statement of cash flows, or statement of equity of the Company. The non-GAAP financial measures contained herein include adjusted operating income, adjusted net income, adjusted diluted EPS, and ROIC. These measures include adjustments in the three and nine months ended March 31, 2018 for the provisional discrete tax items related to the U.S. Tax Cuts and Jobs Act (“Tax Reform”) enacted in December 2017 and in the nine months ended March 31, 2017 related to proceeds from a lawsuit settlement and a bargain purchase gain on the acquisition of Aircom Manufacturing, Inc. Reconciliations of the reported GAAP numbers to these non-GAAP financial measures are included in the financial highlights table below. Management believes it is useful for investors to understand how its core operations performed without the effects of the discrete tax items related to Tax Reform, proceeds from the lawsuit settlement, and the bargain purchase gain. Excluding these amounts allows investors to meaningfully trend, analyze, and benchmark the performance of the Company’s core operations. Many of the Company’s internal performance measures that management uses to make certain operating decisions exclude these items to enable meaningful trending of core operating metrics.

Conference Call / Webcast

Date:	May 3, 2018
Time:	10:00 AM Eastern Time
Dial-In #:	800-992-4934 (International Calls - 937-502-2251)
Conference ID:	4576138
The live webcast of the conference call can be accessed at investors.kimballelectronics.com. For those unable to participate in the live webcast, the call will be archived at investors.kimballelectronics.com.

About Kimball Electronics, Inc.
Recognized with a reputation for excellence, Kimball Electronics is committed to a high performance culture that values personal and organizational commitment to quality, reliability, value, speed, and ethical behavior. Kimball Electronics employees know they are part of a company culture that builds lasting relationships and global success for customers while enabling employees to share in the Company’s success through personal, professional, and financial growth.
Kimball Electronics trades under the symbol “KE” on The NASDAQ Stock Market. Kimball Electronics is a global contract electronic manufacturing services (“EMS”) company that specializes in durable electronics for the automotive, medical, industrial, and public safety end markets. Kimball Electronics is well recognized by customers and industry trade publications for its excellent quality, reliability, and innovative service. From its manufacturing operations in the United States, China, Mexico, Poland, Romania, and Thailand, Kimball Electronics provides electronic manufacturing services, including engineering and supply chain support, which utilize common production and support capabilities to a variety of industries globally. Kimball Electronics is headquartered in Jasper, Indiana.
To learn more about Kimball Electronics, visit: www.kimballelectronics.com.

Lasting relationships. Global success.

Financial highlights for the third quarter ended March 31, 2018 are as follows:

Condensed Consolidated Statements of Income
(Unaudited)	Three Months Ended
(Amounts in Thousands, except Per Share Data)	March 31, 2018		March 31, 2017
Net Sales	$283,938	100.0%	$232,930	100.0%
Cost of Sales	261,011	91.9%	214,212	92.0%
Gross Profit	22,927	8.1%	18,718	8.0%
Selling and Administrative Expenses	11,716	4.2%	9,179	3.9%
Operating Income	11,211	3.9%	9,539	4.1%
Other Income (Expense), net	1,918	0.7%	332	0.1%
Income Before Taxes on Income	13,129	4.6%	9,871	4.2%
Provision for Income Taxes	2,294	0.8%	1,754	0.7%
Net Income	$10,835	3.8%	$8,117	3.5%

Earnings Per Share of Common Stock:
Basic	$0.41		$0.30
Diluted	$0.40		$0.30

Average Number of Shares Outstanding:
Basic	26,714		27,266
Diluted	26,846		27,416

(Unaudited)	Nine Months Ended
(Amounts in Thousands, except Per Share Data)	March 31, 2018		March 31, 2017
Net Sales	$795,293	100.0%	$689,646	100.0%
Cost of Sales	731,914	92.0%	632,053	91.6%
Gross Profit	63,379	8.0%	57,593	8.4%
Selling and Administrative Expenses	32,385	4.1%	26,996	4.0%
Other General Income	—	—%	(4,005)	(0.6)%
Operating Income	30,994	3.9%	34,602	5.0%
Other Income (Expense), net	3,556	0.4%	81	0.0%
Income Before Taxes on Income	34,550	4.3%	34,683	5.0%
Provision for Income Taxes	23,582	2.9%	8,632	1.2%
Net Income	$10,968	1.4%	$26,051	3.8%

Earnings Per Share of Common Stock:
Basic	$0.41		$0.94
Diluted	$0.41		$0.94

Average Number of Shares Outstanding:
Basic	26,779		27,565
Diluted	27,006		27,655

Condensed Consolidated Statements of Cash Flows	Nine Months Ended
(Unaudited)	March 31,
(Amounts in Thousands)	2018	2017
Net Cash Flow provided by Operating Activities	$20,888	$34,742
Net Cash Flow used for Investing Activities	(21,823)	(27,921)
Net Cash Flow used for Financing Activities	(1,718)	(20,529)
Effect of Exchange Rate Change on Cash and Cash Equivalents	2,342	(974)
Net Decrease in Cash and Cash Equivalents	(311)	(14,682)
Cash and Cash Equivalents at Beginning of Period	44,555	54,738
Cash and Cash Equivalents at End of Period	$44,244	$40,056

	(Unaudited)
Condensed Consolidated Balance Sheets	March 31, 2018	June 30, 2017
(Amounts in Thousands)
ASSETS
Cash and cash equivalents	$44,244	$44,555
Receivables, net	189,502	169,785
Inventories	193,240	144,606
Prepaid expenses and other current assets	25,243	29,219
Property and Equipment, net	141,943	137,549
Goodwill	6,191	6,191
Other Intangible Assets, net	4,533	4,581
Other Assets	16,159	18,458
Total Assets	$621,055	$554,944

LIABILITIES AND SHARE OWNERS’ EQUITY
Borrowings under credit facilities	$16,250	$10,000
Accounts payable	190,775	154,619
Accrued expenses	32,050	34,630
Long-term income taxes payable	11,786	—
Other	13,076	13,423
Share Owners’ Equity	357,118	342,272
Total Liabilities and Share Owners’ Equity	$621,055	$554,944

Reconciliation of Non-GAAP Financial Measures
(Unaudited)
(Amounts in Thousands, except Per Share Data)

Operating Income excluding Lawsuit Proceeds
	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2018	2017	2018	2017
Operating Income, as reported	$11,211	$9,539	$30,994	$34,602
Less: Pre-tax Settlement Proceeds from Lawsuit	—	—	—	4,005
Adjusted Operating Income	$11,211	$9,539	$30,994	$30,597

Net Income excluding Tax Reform, Lawsuit Proceeds, and Bargain Purchase Gain
	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2018	2017	2018	2017
Net Income, as reported	$10,835	$8,117	$10,968	$26,051
Add: Discrete Tax Items Resulting from Tax Reform Act	(130)	—	16,450	—
Less: After-tax Settlement Proceeds from Lawsuit	—	—	—	2,499
Less: Bargain Purchase Gain	—	—	—	925
Adjusted Net Income	$10,705	$8,117	$27,418	$22,627

Diluted Earnings per Share excluding Tax Reform, Lawsuit Proceeds, and Bargain Purchase Gain
	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2018	2017	2018	2017
Diluted Earnings per Share, as reported	$0.40	$0.30	$0.41	$0.94
Add: Impact of Discrete Tax Items Resulting from Tax Reform Act	0.00	—	0.60	—
Less: Impact of Settlement Proceeds from Lawsuits	—	—	—	0.09
Less: Bargain Purchase Gain	—	—	—	0.03
Adjusted Diluted Earnings per Share	$0.40	$0.30	$1.01	$0.82

Return on Invested Capital (ROIC)
			Nine Months Ended
			March 31,
			2018	2017
Adjusted Operating Income			$30,994	$30,597
Annualized Adjusted Operating Income			$41,325	$40,796
Tax Rate			21.2%	24.3%
Tax Effect			$8,761	$9,913
After Tax Annualized Adjusted Operating Income			$32,564	$30,883
Average Invested Capital *			$319,484	$289,966
ROIC			10.2%	10.7%

* Average Invested Capital is computed using the average quarterly Share Owners’ equity plus current and non-current debt less cash and cash equivalents.